UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 3, 2025

SYNERGY EMPIRE LIMITED

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-235700	38-4096727
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot 1G & 2G, Kompleks Lanai, No. 2, Persiaran Seri Perdana, 62250 Putrajaya, Malaysia.

(Address of principal executive offices)

+(60)3 - 8890 2968

Registrant’s telephone number, including area code

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections “Description of Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should carefully review the risks described in this Current Report on Form 8-K and in other documents we file from time to time with the Securities and Exchange Commission. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this document.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the Acquisition and Stock Purchase Agreement (the “Agreement”) described therein is incorporated herein by reference.

Item 2.01 Completion of an Acquisition or Disposition of Assets.

On July 29, 2024, Synergy Empire Limited (“we”, “us” or the “Company”), executed an Acquisition and Stock Purchase Agreement (“the “Agreement”) with Meluha Therapeutics Berhad (“Meluha”), a limited company incorporated under the laws of Malaysia, and the shareholders of Meluha. Pursuant to the Agreement, we agreed to purchase 10,000,000 shares of Meluha (the “Meluha Shares”), representing all of the issued and outstanding shares of common stock of Meluha, which were held by all the shareholders of Meluha. As a consideration, we agreed to issue to the shareholders of Meluha, 10,000,000 shares of our series A preferred stock with par value of $0.0001 per share (“Preferred Stock”), at a value of $0.23 per share, for an aggregate value of $2,300,000. Each share of the series A Preferred Stock possesses a voting right, which equals to each of the Company’s common stock, with $0.0001 par value per share (“Common Stock”). We consummated the acquisition of Meluha on March 28, 2025. It is our understanding that the shareholders of Meluha are not U.S. Persons within the meaning of Regulations S. Accordingly, the Preferred Stock are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933. The foregoing description of the Agreement is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Meluha Therapeutics Berhad was incorporated under the laws of Malaysia on April 2, 2009. Meluha is a biopharmaceutical company, with it headquarter in Malaysia. It primarily involves in manufacturing and wholesaling business of biopharmaceutical and medical products. Meluha manufactures cell-based medicinal products and exosome-based medicine using innovative stem cell technology. Their clients are mainly hospitals and clinics in Malaysia and South East Asia. Meluha’s executive office is located at Lot 8D, Jalan Teknologi 3/6, Kawasan Perindustrian Nouvelle, Taman Sains Selangor, 1, Pju 5 Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia.

Upon the acquisition of Meluha Therapeutics Berhad by the Company, the directors of Meluha Therapeutics Berhad, Ramesh A/L Saravanamuthu and Abdul Jalil bin Jidon received 3,359,438 and 3,188,437 shares of the Company’s Series A preferred stock, respectively.

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CORPORATE HISTORY

Synergy Empire Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on October 17, 2018.

On October 17, 2018, Mr. Leong Will Liam was appointed as President, Secretary, Treasurer and a member of our Board of directors. Also, on October 17, 2018, Mr. Law Jia Ming was appointed as Chief Executive Officer and Chief Financial Officer of the Company.

On October 17, 2018, the Company sold and subsequently issued 900,000 shares of restricted common stock to Mr. Leong Will Liam, our Director, President, Secretary and Treasurer. The price paid per share was $0.30, for aggregate proceeds to the Company of $27,000. Proceed from the issuance of shares went to the Company to be used as working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4(a)(2) and/or Regulation S of the Securities Act of 1933, as amended (“Regulation S”) for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On December 31, 2018, SEHL acquired 100% of the equity interests of SEHK from our director, Leong Will Liam, in consideration of HK$1 (Equivalent to about $0.13).

On January 16, 2019, We, “Synergy Empire Limited”, acquired 100% of the equity interests of Synergy Empire Holding Limited, a company incorporated in republic of the Marshall Islands (“SEHL”), from our director, Mr. Leong Will Liam, in consideration of $1. SEHL owns 100% of Synergy Empire Limited, a company incorporated in Hong Kong (“SEHK”).

On February 21, 2019, SEHK acquired 100% of the equity interests of Lucky Star F&B Sdn. Bhd., (“Lucky Star”), a company incorporated in Malaysia on February 9, 2010, from CBA Capital Holdings Sdn. Bhd., a Company owned and controlled by our Director, Mr. Leong Will Liam.

Lucky Star is the owner of 100% of the equity interests of SH Dessert Sdn. Bhd. (“SH Dessert”), a company incorporated in Malaysia on February 19, 2016.

On December 26, 2019, the Company has submitted initial Form S-1 Registration Statement to S.E.C registering an offering by the Company amounted up to $1,500,000 and offering by selling shareholder amounted to $500,000 respectively to Securities & Exchange Commission (“S.E.C”), which was later declared effective on March 10, 2020.

On December 30, 2020, the Company resolved to close the public offering pursuant to Form S-1, resulting in 100,000 shares of common stock being sold at $5.00 per share for a total of $500,000. The proceed of $500,000 went directly to the Company and shall be utilized pursuant to the use of proceed stated in the Form S-1.

On February 26, 2021, the Company transferred the entire shareholding of Lucky Star F&B Sdn. Bhd. from SEHK to SEHL due to a corporate restricting reason.

On March 31, 2021, the Company dispose SEHK to Mr. Leong Will Liam, our director, at Hong Kong Dollar One (“HKD1”), equivalent to $0.13. The disposal was because of uncertain Hong Kong political and economic environment.

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On October 31, 2023, the director and officers of the Company, Leong Will Liam (President, Secretary, Treasurer, and Director) and Law Jia Ming (Chief Executive Officer and Chief Financial Officer) resigned their positions with the Company. Upon such resignations, H’sien Loong Wong was appointed as President, Treasurer, Secretary and Director of the Company.

On December 20, 2023, the Company issued 25,000 shares of the Company’s common stock in a total consideration of $25,000.

On January 1, 2024, the Company disposed SEHL to Mr. Tan Peh Hin Michael in a consideration of $1.00. The disposal indirectly resulted in the divestiture of two subsidiaries in Malaysia, Lucky Star and SH Dessert. The board believes that the disposal of these subsidiaries would help on reducing the Company’s ongoing accumulated deficits, leading to more efficient operations in the long term.

As of March 31, 2024, the Company had an issued and outstanding share of common stock of 1,025,000 while no preferred share was issued and outstanding.

On May 1, 2024, the Company issued 500,000 shares of the Company’s common stock to Michael Tan and Andy Choe with 250,000 shares each, at a price of $0.20 per share, for aggregate proceeds of $100,000. Proceeds from the share issuance went to the Company to be used for general corporate purposes.

The Company was previously providing consultancy services to restaurant owners, specializing in restaurant and kitchen management. This strategic move leverages the Director’s extensive experience in the food and beverage industry. By offering expert guidance on various aspects of restaurant operations, the consultancy aims to help restaurant owners optimize their business performance. Services may include improving kitchen efficiency, menu planning, staff training, cost management, and implementing best practices for food safety and customer service.

On March 28, 2025, the Company acquired Meluha Therapeutics Berhad (“Meluha”), a limited company incorporated under the laws of Malaysia. As a result, the Company decided to shift our business from food and beverage industry to healthcare and pharmaceutical industry, by manufacturing and wholesaling biopharmaceutical and medical products. We manufacture cell-based medicinal products and exosome-based medicine using innovative stem cell technology. Our clients are mainly hospitals and clinics in Malaysia and South East Asia.

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Acquisition of Meluha Therapeutics Berhad

Upon our acquisition of Meluha Therapeutics Berhad, our corporate structure is below:

All references to the “Company”, “we”, “us”, “our” or “Meluha” below after this are referred to Meluha Therapeutics Berhad on a consolidated basis.

DESCRIPTION OF BUSINESS OF MELUHA THERAPEUTICS BERHAD

Business Description

Meluha Therapeutics Berhad (“Meluha”) was incorporated under the laws of Malaysia on April 2, 2009. Meluha is a biopharmaceutical company, with its headquarter in Malaysia. We primarily involve in manufacturing and wholesaling business of biopharmaceutical and medical products. We manufacture cell-based medicinal products and exosome-based medicine using innovative stem cell technology. Our clients are mainly hospitals and clinics in Malaysia and South East Asia. Our current main products are described as below.

myCell

myCell is an advanced regenerative drug product consisting of a liquid suspension derived from human Wharton’s Jelly, which comes from umbilical cord mesenchymal stem cells (hWJ-MSCs). It is administered intra-articularly into the knee of patients with osteoarthritis experiencing Kellegren-Lawrence Grade (KLG) symptoms who have not found sufficient relief from standard care medications. By leveraging the regenerative potential of stem cells, myCell aims to reduce inflammation, promote tissue repair, and improve joint function. It is available in two dosage forms: pre-filled syringes (2 mL) and pre-filled infusion bags (50 mL), with each containing either 25, 50, or 100 million cells to accommodate varying treatment needs.

Chondrogen

Chondrogen is a treatment package that combines allogeneic human Wharton’s Jelly-derived mesenchymal stromal cells (hWJ-MSCs) with hyaluronic acid, which acts as a supportive scaffold for cell attachment and tissue regeneration. These components can be administered separately or reconstituted together for intra-articular injection into the affected knee. This treatment is designed for knee cartilage defects in patients with osteoarthritis, specifically for those with an International Cartilage Repair Society (ICRS) Grade IV cartilage defect resulting from degeneration or repetitive trauma. Chondrogen is available in pre-filled syringes (2 mL or 20 mL) containing 5, 15, 20, or 100 million MSCs. Additionally, a single pre-filled 3 mL syringe contains 90 mg of hyaluronic acid, providing a well-rounded treatment option tailored to different patient needs.

The Company’s executive office is located at Lot 8D, Jalan Teknologi 3/6, Kawasan Perindustrian Nouvelle, Taman Sains Selangor, 1, Pju 5 Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia.

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Industry Overview

This section includes market and industry data sourced from publicly available information, industry reports, published materials, and our internal research and assessments. Although we consider these sources to be reliable, we have not independently validated the data. Our internal insights, projections, and analyses are derived from information gathered through trade and business associations, market interactions, and our management’s perspective on industry trends.

Industry and Market Opportunities

Life Expectancy versus GDP per capital

The relationship between life expectancy and GDP per capita has been extensively studied, revealing a strong correlation between a nation’s economic prosperity and the health and longevity of its population. Generally, countries with higher GDP per capita tend to exhibit longer life expectancies, while those with lower GDP per capita often experience shorter lifespans.

For instance, South Korea with a GDP per capita of approximately $50,572 in 2023, boasted a life expectancy of about 84.3 years1. Conversely, China with a GDP per capita of around $22,138 in 2023, had a life expectancy of approximately 78.0 years1. This trend is attributed to factors associated with economic development and growth, including advanced healthcare systems, enhanced nutrition and dietary habits, higher education levels, and better access to medical facilities and treatments2.

Furthermore, global life expectancy has been on the rise over the past decades, reflecting overall improvements in healthcare and living standards worldwide. According to MacroTrends, the global life expectancy in 2025 is projected to be 73.49 years, up from 71.44 years in 20153.

Remaining Life Expectancy at Different Ages in Malaysia

As of 2025, Malaysia’s life expectancy at birth is estimated to be 76.93 years, reflecting a 0.55% increase from 76.36 years in 20214. This upward trend highlights ongoing improvements in healthcare, living standards, and public health initiatives.

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Malaysia Life Expectancy 1960-2025

Life Expectancy from Birth (Years)
85
80
75
70
65
60
55
50
Current
76.93
Annual % Change
1.25
1
0.75
0.5
0.25
0
0.180%
1960
1980
2000
2025
2040
2060
2080
2100

Source: https://www.macrotrends.net/global-metrics/countries/MYS/malaysia/life-expectancy

Examining life expectancy at specific ages provides further insights into the nation’s health dynamics. Males who reach the age of 15 years in 2024 are expected to live an additional 58.8 years, totalling a life expectancy of 73.8 years. Females at the same age are projected to live another 63.4 years, culminating in a total life expectancy of 78.4 years5.

At age 60, males in 2024 can anticipate an additional 18.6 years, resulting in a total life expectancy of 78.6 years. Females reaching 60 years are expected to live another 21.4 years, indicating a total life expectancy of 81.4 years5.

These figures underscore Malaysia’s ongoing improvements in public health and the effectiveness of interventions aimed at enhancing longevity. The consistent increase in life expectancy across various age groups highlights the nation’s commitment to fostering a healthier population.

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Demographic Shifts and Health Challenges in Malaysia

Malaysia is experiencing significant demographic changes characterized by increased life expectancy and a rising elderly population. This increase in longevity has led to a higher prevalence of non-communicable diseases (NCDs) among Malaysians. The National Health and Morbidity Survey (NHMS) 2023 revealed that approximately 15.6% of adults have diabetes, 29.2% have hypertension, and 33.3% have high cholesterol. Alarmingly, over two million adults are living with three NCDs concurrently, such as diabetes, hypertension, and high cholesterol6.

The economic impact of NCDs is substantial. A 2024 report highlighted that NCDs cost the Malaysian economy approximately USD 14 billion annually, equivalent to 4.2% of the country’s GDP. This includes around USD 3 billion in direct healthcare costs and USD 11 billion due to reduced workforce productivity and loss7.

Global Fertility Rates

Globally, fertility rates have declined significantly. In the 1950s, the average total fertility rate was around 4.9 children per woman, decreasing to approximately 2.3 in 20238. This trend has led to demographic shifts, including aging populations and increased old-age dependency ratios.

Old-age dependency ratio

The old-age dependency ratio, which measures the proportion of individuals aged 65 and above relative to the working-age population, is on the rise. In 2024, Malaysia’s age dependency ratio for elderly individuals was reported at 11%, compared to the global average of 16%. This ratio is expected to increase to 13.3% in 2030 and 25.1% in 2050 respectively. This increase indicates a greater economic and social responsibility on the working-age population to support the elderly9.

These demographic and health trends underscore the growing need among Malaysia’s senior population for dignity, independence, and an extended health span. Addressing these needs requires comprehensive strategies, including enhancing healthcare services, promoting healthy lifestyles, and implementing policies that support the well-being of the elderly.

Regenerative Medicine Market

The global regenerative medicine market is experiencing robust growth. According to Precedence Research, the market was valued at USD 35.80 billion in 2024 and is projected to reach approximately USD 212.80 billion by 2034. This growth is driven by an aging population, increasing prevalence of degenerative conditions, advancements in clinical trials, and a focus on extending health span. The Asia Pacific market was reached at USD 5.16 billion in 2024 and is growing at a registered CAGR of 25% from 2025 to 203410.

Meluha Therapeutics Berhad operates within the regenerative medicine market, particularly in the cell therapy sub-segment, which led the regenerative medicine market with a share of 56.88% in 202410. As of 2024, the global cell therapy market was valued at USD 6.04 billion and is anticipated to reach around USD 47.72 billion by 2034, growing at a CAGR of 22.96%11.

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Malaysia Healthcare System and Biopharmaceutical Market

Malaysia’s healthcare system comprises a universal, tax-funded public sector offering minimal fees to patients and a rapidly expanding private sector. In 2025, the pharmaceutical market in Malaysia is projected to generate revenue of approximately USD 1.74 billion12. The biopharmaceutical contract manufacturing segment is also witnessing significant growth, with expected market increase from USD 31.44 million in 2023 to USD 116.36 million by 2032, reflecting a compound annual growth rate (CAGR) of 15.63%,13.

Regenerative Medicine Tourism (Stem Cell Tourism)

Malaysia has emerged as a prominent destination for medical tourists, particularly from Indonesia, China, and India. In 2023, the country recorded over one million healthcare traveller arrivals, marking a 15% increase from 850,000 in 2022. Notably, Indonesian patients comprised approximately 70% to 80% of these arrivals, underscoring Malaysia’s appeal in the region14.

The demand for regenerative medicine, including stem cell therapies, is rising as patients seek advanced treatments for degenerative conditions. Orthopaedic procedures, a significant component of regenerative medicine, are particularly sought after. Malaysia offers a cost advantage in this field, with total knee replacement surgeries ranging from approximately $3,600 to $12,000, significantly lower than in neighbouring countries, such as Singapore, Hong Kong and Australia15.

For Meluha Therapeutics Berhad, these trends present a strategic opportunity to attract international patients seeking innovative regenerative therapies. By leveraging Malaysia’s well-developed medical tourism infrastructure and affordability, Meluha Therapeutics Berhad can strengthen its position in the regional market.

References:

1.	https://ourworldindata.org/grapher/life-expectancy-un-vs-gdp-per-capita-wb
2.	https://www.hinrichfoundation.com/research/wp/sustainable/connecting-trade-and-life-expectancy/
3.	https://www.macrotrends.net/global-metrics/countries/WLD/world/life-expectancy
4.	https://www.macrotrends.net/global-metrics/countries/MYS/malaysia/life-expectancy
5.	https://www.dosm.gov.my/portal-main/release-content/abridged-life-tables-malaysia-2024
6.	https://codeblue.galencentre.org/2024/05/over-two-million-adults-in-malaysia-live-with-three-ncds-nhms-2023/
7.	https://uniatf.who.int/about-us/news/item/18-12-2024-new-report-highlights-threat-of-non-communicable-diseases-to-malaysia
8.	https://ourworldindata.org/fertility-rate
9.	https://www.worldeconomics.com/Demographics/Age-Dependency-Ratio-Old/Malaysia.aspx
10.	https://www.precedenceresearch.com/regenerative-medicine-market
11.	https://www.precedenceresearch.com/cell-therapy-market
12.	https://www.statista.com/outlook/hmo/pharmaceuticals/malaysia
13.	https://www.credenceresearch.com/report/malaysia-biopharmaceuticals-contract-manufacturing-market
14.	https://www.mida.gov.my/mida-news/malaysia-sets-sight-on-emerging-as-leading-healthcare-destination-by-2025
15.	https://majikan.my/knee-surgery-cost-in-malaysia

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Our Strategies and Approaches

Our strategies and approaches are built on four key pillars that drive innovation, quality, and sustainability in regenerative medicine.

Regulatory Science: A Strategic Enabler for Innovation and Excellence

We are committed to meeting and exceeding current Good Manufacturing Practice (cGMP) standards to ensure that our cell therapy products are safe, effective, and reliable. By adhering to rigorous regulatory science, we maintain high standards of sterility, environmental monitoring, and compliance with global health regulations, including those set by the United States Food and Drug Administration (FDA) and Medicines and Healthcare products Regulatory Agency (MHRA) in United Kingdom.

Enabling People to Live Longer, Healthier Lives

Patient safety and treatment efficacy remain our top priorities in product development, with a strong focus on early detection for early prevention of diseases. Our personalized clinical trial designs provide precision-driven therapies tailored to the unique phenotypes and endotypes of degenerative diseases, ensuring that patients receive the most effective treatment solutions.

Advancing Sustainable Bioprocessing

We continuously enhance our bioprocessing techniques to achieve a more sustainable and efficient production process. By integrating innovative approaches, such as the MiRNA-Exosome Protective Layer, we improve cell resilience, consistency, and effectiveness. Additionally, we prioritize the use of environmentally friendly packaging materials for filling and packing cell-based products, reducing our ecological footprint.

Fostering a Culture of Integrity & Excellence

We cultivate a quality-focused mindset across all teams, embedding excellence as a core competitive advantage, as demonstrated by initiatives like Transformers of Meluha. Our culture is built on accountability, ethical practices, continuous learning, and data-driven decision-making, ensuring long-term success and leadership in the industry.

By upholding these principles, we strive to advance the field of regenerative medicine while delivering impactful and patient-centred solutions.

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Intellectual Property

We believe that our business success dependent on the combination of protections afforded by trademark, trade secret, as well as confidentiality agreements, to protect our proprietary rights. We summarize the following intellectual properties ownership relating to the Company after this acquisition:

Domain Name

	Company	Types	Domain Name
1.	Meluha Therapeutics Berhad	Domain Name	meluhatx.com

Trademark/ Pending Trademark Filing

Trademark Image	Trademark Classes	Description	Trademark No./ Application No.	Application Date	Application Status
	Class 511	Company Logo	TM2024024002	2024/08/08	Pending Approval

Competition

We operate in a highly competitive industry and are committed to becoming a manufacturer of cell-based medicinal products and exosome-based therapies. Our primary focus is on wholesaling these innovative products to hospitals and clinics across Malaysia and Southeast Asia. While numerous alternatives exist in the market, we aim to differentiate ourselves by fostering strong client relationships and maintaining an unwavering commitment to delivering exceptional products.

To sustain our competitive edge, we continuously invest in research and innovation in stem cell technology. This ensures that our products remain at the forefront of medical advancements, allowing us to adapt to the latest technological changes and effectively compete within our industry. Additionally, we work closely with our clients to gain deeper insights into their needs, enabling us to manufacture cutting-edge solutions tailored to their specific requirements. By prioritizing customer satisfaction, we aim to build long-term partnerships, drive repeat sales, and encourage client referrals. Furthermore, Meluha Therapeutics Berhad actively participates in industry roadshows, conferences, and networking events to expand our presence in Southeast Asia and introduce our products to new markets.

To maximize outreach and brand visibility, we leverage multiple digital platforms, including LinkedIn, Instagram, YouTube, and Facebook, for marketing and promotional efforts. Additionally, we encourage satisfied clients to provide recommendation letters, further strengthening our reputation and increasing awareness of our products. Through these strategic initiatives, we strive to strengthen our market position, expand our customer base, and drive sustainable growth in the evolving field of regenerative medicine.

Government and Industry Regulations

We are subject to a variety of foreign, federal, state and local governmental laws and regulations related to data protection and intellectual property. If we fail to comply with present or future pharmaceutical laws and regulations, we could be subject to fines, suspension of production or a cessation of operations. In addition, under some foreign, federal, state and local statutes and regulations, a governmental agency may seek recovery and response costs from operators that violates the laws such as data breaching or illegal use of intellectual property, even if the operator was not responsible for the release or otherwise was not at fault.

If we become aware of the need for any permits necessary to conduct our operations, then we will apply for and attempt to receive all pharmaceutical related intellectual property or permits necessary to conduct our business. As of the current date, we are not aware of any intellectual property or license that need to be registered from foreign, federal, state or local agencies. Any failure by us to control the use of other’s intellectual property or data breaching could subject us to substantial financial liabilities, operational interruptions and adverse publicity, any of which could materially and adversely affect our business, results of operations and financial condition.

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We have listed the primary, but not necessarily only, rules and regulations that we believe apply to our business below:

Malaysia

1)	Sale of Drugs Act 1952

The Sale of Drugs Act 1952 is a key Malaysian legislation designed to regulate the importation, sale, supply, and distribution of drugs to ensure public safety and prevent the circulation of substandard or harmful medicines. It establishes legal provisions to control both pharmaceutical and traditional medicines, ensuring that only authorized and licensed parties can handle the sale and distribution of drugs. The Act is enforced by the Ministry of Health Malaysia (MOH) and works alongside other regulations, such as the Control of Drugs and Cosmetics Regulations 1984 (CDCR 1984), to maintain high standards of safety, quality, and efficacy in the pharmaceutical sector.

A critical component of the Act is the establishment of the Drug Control Authority (DCA), which oversees the registration, licensing, and regulation of pharmaceutical products in Malaysia. Under this law, all drugs must be registered before they can be sold, and manufacturers, importers, and wholesalers must obtain proper licenses. The Act also governs the conditions under which drugs can be dispensed, including the requirement that certain medications can only be sold with a valid prescription. This helps prevent the misuse or overuse of certain pharmaceutical products, protecting public health from the dangers of self-medication and drug abuse.

The Sale of Drugs Act 1952 also includes provisions that regulate drug advertisements, ensuring that promotional materials do not contain false or misleading claims. This helps prevent the public from being deceived by unverified health benefits or miracle cure claims. Violations of the Act, such as selling unregistered drugs, operating without a license, or engaging in false advertising, can result in severe penalties, including fines, imprisonment, and business closure. Through strict enforcement, this Act plays a crucial role in maintaining the integrity of Malaysia’s pharmaceutical industry and protecting consumers from unsafe or ineffective medical products.

2)	Control of Drugs and Cosmetics Regulations 1984 (CDCR 1984)

The Control of Drugs and Cosmetics Regulations 1984 is a Malaysian regulation enacted under the Sale of Drugs Act 1952 to ensure the safety, quality, and efficacy of pharmaceutical products and cosmetics in the country. It provides a comprehensive legal framework for the registration, manufacturing, importation, sale, and advertisement of drugs and cosmetics. The regulation is enforced by the National Pharmaceutical Regulatory Agency (NPRA) under the authority of the Drug Control Authority (DCA), which is responsible for evaluating and approving pharmaceutical products before they enter the market.

Under CDCR 1984, all pharmaceutical products, including prescription drugs, over-the-counter medicines, and traditional medicines, must be registered with the DCA before being sold. Manufacturers, importers, and wholesalers must obtain appropriate licenses to ensure compliance with Good Manufacturing Practices (GMP) and Good Distribution Practices (GDP). Similarly, cosmetic products must be notified to NPRA before being marketed, ensuring that they meet safety standards and do not contain prohibited or harmful substances. The regulations also include provisions for monitoring the quality of products through post-market surveillance, which helps detect and prevent counterfeit or substandard drugs and cosmetics.

CDCR 1984 also regulates the advertisement of pharmaceutical and cosmetic products to prevent misleading or false claims that could endanger public health. Any advertisements related to drugs must be approved by the Medicines Advertisement Board (MAB) to ensure compliance with legal and ethical standards. Failure to comply with these regulations can result in severe penalties, including fines, suspension or cancellation of product registration, and even legal action against violators. By enforcing strict control measures, the CDCR 1984 plays a crucial role in safeguarding public health and ensuring that only safe and effective products are available in the market.

3)	Good Laboratory Practice (GLP)

Good Laboratory Practice in Malaysia is regulated to ensure the quality, integrity, and reliability of non-clinical safety data used in drug development, chemical testing, and environmental studies. It is governed by the Organization for Economic Co-operation and Development Principles (OECD Principles) of GLP, which Malaysia has adopted through the Malaysian National GLP Compliance Program, overseen by the National Pharmaceutical Regulatory Agency (NPRA) and the Department of Standards Malaysia (DSM). Malaysia’s GLP framework is closely aligned with international regulatory agencies, including the United States Food and Drug Administration (FDA) and the Medicines and Healthcare products Regulatory Agency (MHRA) in United Kingdom, to ensure global acceptance of its test data.

The FDA enforces GLP regulations under 21 CFR Part 58, which outlines the requirements for conducting non-clinical laboratory studies in drug development, food safety, and medical device testing. Malaysian laboratories that comply with Malaysia’s GLP standards can have their non-clinical data accepted by the FDA, especially for pharmaceutical and chemical product submissions. By following internationally recognized OECD GLP principles, Malaysia ensures its preclinical testing meets FDA expectations, facilitating the approval process for Malaysian pharmaceutical exports to the U.S.

The MHRA enforces GLP under the Medicines Act 1971, requiring non-clinical safety studies to follow OECD GLP standards. Since Malaysia’s GLP compliance program adheres to OECD guidelines, Malaysian-generated non-clinical safety data can be recognized by the MHRA for drug approvals in the United Kingdom. This mutual alignment helps Malaysian laboratories gain international credibility and allows for easier collaboration in pharmaceutical and chemical safety assessments.

Malaysia’s GLP compliance with FDA and MHRA standards ensures that Malaysian preclinical research data is accepted in the United States, United Kingdom, and other OECD-member countries. This helps Malaysian research institutions, pharmaceutical companies, and contract research organizations (CROs) participate in global drug development while maintaining high scientific and ethical standards.

4)	Personal Data Protection Act 2010 (PDPA)

Personal Data Protection Department (PDPD) is an agency under the Ministry of Communications and Multimedia Commission (MCMC) was established on May 16, 2011 after the Parliament passed the bill relating to the Personal Data Protection Act 2010 (PDPA) of Act 709. The main responsibility of this department is to oversee the processing of personal data of individuals involved in commercial transactions by User Data that is not misused and misapplied by the parties concerned.

Based on laws and regulations regarding PDPA requires that an individual must consent to the processing and disclosure of his/her personal data. In processing personal data, we are also required to take steps and implement measures to protect the personal data from loss, misuse and modification and maintain the integrity of the personal data processed. The personal data processed should not be kept longer than is necessary for the fulfilment of the purpose for which it was collected and generally cannot be transferred offshore without the consent of the individual to whom it relates.

5)	Intellectual Property Protection

Intellectual property system in Malaysia is administered by the Intellectual Property Corporation of Malaysia (MyIPO), an agency under the Ministry of Domestic Trade and Consumer Affairs. Intellectual property protection in Malaysia comprises of patents, trademarks, industrial designs, copyright and etc.

a.	Patents

The Patents Act 1983 and the Patents Regulations 1986 govern patent protection in Malaysia. An applicant may file a patent application directly if he is domicile or resident in Malaysia. A foreign application can only be filed through a registered patent agent in Malaysia acting on behalf of the applicant. Under the Act, the utility innovation certificate provides for an initial duration of ten years protection from the date of filing of the application and renewable for further two consecutive terms of five years each subject to use.

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b.	Trademarks

Trademark protection is governed by the Trademarks Act 1976 and the Trademarks Regulations 1997. The Act provides protection for registered trademarks and service marks in Malaysia. Once registered, no person or enterprise other than its proprietor or authorized users may use them. Infringement action can be initiated against abusers. The period of protection is ten years, renewable for a period of every ten years thereafter. The proprietor of the trademark or service mark has the right to deal or assign as well as to license its use. As with patents, while local applicant may file applications on their own, foreign applicants will have to do so through registered trademark agents.

c.	Copyright

The Copyright Act 1987 provides comprehensive protection for copyright works. The Act outlines the nature of works eligible for copyright (which includes computer programs), the scope of protection, and the manner in which the protection is accorded. Copyright subsists in every work eligible for copyright protection of which the author is a qualified person.

The Copyright (Amendment) Act 2012 entered into force on 1 March 2012. The Act was amended to be in line with technological development and to adhere to the international IP conventions/treaties relating to copyright and related rights.

Seasonality

Our management believes that our operations are generally not subject to seasonal influences.

Regulation Regarding Labor and Social Insurance

Employment Act 1955 (Act 265)

The Employment Act 1955 (Act 265) (“the 1955 Act) is the primary legislation on labour matters in Malaysia. The 1955 Act provides for minimum work requirements and benefits of employment, such as maximum working hours, overtime entitlement, leave entitlement, maternity protection and termination benefits. Following the implementation of the Employment (Amendment of First Schedule) Order 2022, which came into force on January 1, 2023, the applicability of the EA 1955 has been expanded to include any person who has entered into a contract of service with an employer, irrespective of their monthly wages, is engaged in manual labor, serves as a supervisor of such manual labour, serves as a domestic employee, or is engaged in any capacity in any vessel registered in Malaysia subject to certain conditions..

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Employee Provident Fund Act 1991 (EPF)

The Employees’ Provident Fund Act 1991 (Act 452) (“the 1991 Act”) imposes the statutory obligations on employers and employees to make contribution towards the Employees Provident Fund, which is essentially a fund established as a scheme of savings for employees’ retirement and the management of savings for the retirement purposes. Under the 1991 Act, any employer who fails to pay the necessary contributions by the 15th of every month shall be liable to imprisonment for a term not exceeding three years or to a fine not exceeding ten thousand ringgit or to both.

Employee Social Security Act 1969

The Employee’s Social Security Act 1969 (Act 4) (“the 1969 Act’) was implemented to provide protection for employees and their families against economic and social distress in situations where the employees sustain injury or death. The schemes of social security under the 1969 Act are administered by Social Security Organization (“SOCSO”) and are financed by compulsory contributions made by the employers and the employees. Under the 1969 Act, any person who fails to make contribution shall be all be punishable with imprisonment for a term which may extend to two years, or with fine not exceeding ten thousand Ringgit, or with both.

Employees

As of March 31, 2024, we have the following full-time employees:

Management	3
Laboratory Researcher	15
Administration, Human Resources and Finance	1
Total	19

All of our employees are located in Malaysia. We believe that we maintain good relationships with our employees and have not experienced any strikes or shutdowns and have not been involved in any labour disputes.

Corporate Information

Our principal executive and registered offices are located at Lot 8D, Jalan Teknologi 3/6, Kawasan Perindustrian Nouvelle, Taman Sains Selangor, 1, Pju 5 Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia..

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the following information about these risks, together with the other information contained in this prospectus before making an investment decision. Our business, prospects, financial condition, and results of operations may be materially and adversely affected as a result of any of the following risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of the statements in “Risk Factors” are forward looking statements.

Risks Relating to our Business

We operate in a highly competitive industry, and our business, financial condition and results of operations may be materially and adversely affected if we are unable to compete effectively.

There are similar products in current marketplace that compete with us. Certain of these competitors and potential competitors have longer operating histories, substantially greater service development capabilities and financial, commercial and marketing resources. Competitors and potential competitors may also innovate products that are more effective or have other potential advantages compared to our products. In addition, research, development and commercialization efforts by others could render our products obsolete or non-competitive. Certain of our competitors and potential competitors have broader products offerings and extensive client bases, allowing them to adopt aggressive pricing policies that would enable them to gain market share. Competitive pressures could result in price reductions, reduced margins and loss of market share. We could encounter potential clients that, due to existing relationships with our competitors, are purchasing the products offered by those competitors. As a result, those potential clients may not consider taking our products. If we fail to compete successfully, we could lose out in acquiring new clients, which could result in an adverse impact on our financial performance and business prospects.

Our industry is subject to rapid change, which could make the products we offer, obsolete. If we are unable to continue to innovate and improve our diagnostic tests and services we offer, we could lose customers or market share.

Our industry is characterized by rapid changes, including technological and scientific breakthroughs, frequent new product introductions and enhancements and evolving industry standards, all of which could make our current products and others we are developing obsolete. Our future success will depend on our ability to keep pace with the evolving needs of our customers on a timely and cost-effective basis and to pursue new market opportunities that develop as a result of scientific and technological advances. In recent years, there have been numerous advances in technologies relating to the biopharmaceutical products. There have also been advances in methods used to analyse very large amounts of molecular information. We must continuously enhance our offerings and develop new and improved products to keep pace with evolving standards of care. If we do not leverage or scale our sample and data biobank to discover new products or update our products to reflect new scientific knowledge, our products could become obsolete and sales of our current products and any new tests we develop could decline or fail to grow as expected. This failure to make continuous improvements to our products to keep ahead of those of our competitors could result in the loss of customers or market share that would adversely affect our business, financial condition and results of operations.

Biopharmaceutical products are subject to sales risks.

Biopharmaceutical product sales may be lower than expected due to a number of reasons, including pricing pressures, insufficient demand, product competition, failure of clinical trials, lack of market acceptance, obsolescence, loss of patent protection, or other factors and development-stage product candidates may fail to reach the market. Unexpected side effects, safety or efficacy concerns can arise with respect to a product, leading to product recalls, withdrawals or declining sales. As a result, sales of our products may be reduced, causing our near-term financial performance to be weaker than expected.

Our corporate culture has contributed to our success, and if we cannot maintain this culture as we grow, we could lose the innovation, creativity and teamwork fostered by our culture and our business may be harmed.

We believe that our culture has been and will continue to be a critical contributor to our success. We expect to continue to hire aggressively as we expand, and we believe our corporate culture has been crucial in our success and our ability to attract highly skilled personnel. If we do not continue to develop our corporate culture or maintain and preserve our core values as we grow and evolve, we may be unable to foster the innovation, curiosity, creativity, focus on execution, teamwork and the facilitation of critical knowledge transfer and knowledge sharing we believe we need to support our growth.

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Changes in customer expectation in our industry and market may materially affect the results of our operations.

The risk of not meeting our customer expectations may result in a shift in market shares. Our customers may not be satisfied with the products we deliver, therefore there is a possibility that they will choose products offered by our competitors. This may result in lower sales revenue and market share.

If we fail to maintain quality products and value, our sales and operating results could be adversely impacted.

Our success depends on the safety and quality of products that we manufactured and developed, which directly influence customer perceptions of our brand. If we fail to uphold the expected level of quality and value, our sales and operating results may suffer. Any decline in the quality of products could significantly impact our business operations, potentially forcing us to alter our business strategy significantly.

We may incur losses due to product liability, recalls, or adverse publicity.

We may face significant losses from product liability claims, recalls, or negative publicity related to products we manufactured. If our products are found to be defective, unsafe, or contaminated, we could be subject to claims, indemnities, or regulatory actions. In severe cases, product-related incidents resulting in injury or death could lead to legal action, forced recalls, or even the shutdown of certain operations by regulatory authorities. Such disruptions could incur additional costs, divert management’s focus, and adversely impact our business, financial condition, and operational results.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

Changes in, or any failure to comply with, applicable laws or regulations could materially adversely affect our ability to operate our restaurants and/or increase our cost to do so, which could materially adversely affect our financial performance.

We are required to comply with Malaysia laws and regulations in our daily operation, including, without limitation, those relating to public health and safety, drug control and cosmetic, environmental hazards, labour and employment laws, including, without limitation, minimum wage laws, data security and labelling. Changes to these laws and regulations may create challenges for us, and while we subscribe to certain services and have established procedures to identify changes in the laws and regulations, there can be no assurance that we will identify every change and comply therewith on a timely basis. We may incur penalties and other costs, sanctions and adverse publicity by failing to comply with applicable laws, any of which could materially adversely affect our financial performance.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our success relies on attracting, developing, and retaining skilled personnel across our organization, particularly senior executives and other key team members. Given the competitive landscape in our industry, securing top talent is critical for our growth. Losing key individuals or facing challenges in quickly replacing them could disrupt operations and impede our strategic objectives. In addition, failure to engage or motivate our existing team may adversely impact our ability to execute our business strategy effectively.

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The requirements of being a public company may strain our resources, divert our management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, making some activities more difficult, time-consuming or costly and more demanding on our resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We anticipate that our quarterly financial results will exhibit fluctuations.

The variability in our revenue and operational outcomes from one quarter to another is expected to be substantial due to various factors, including shifts in:

●	General economic conditions;
●	Our ability to retain and expand our client base, as well as attract new clients;
●	Administrative expenditures;
●	Advertising and other marketing expenditures.

Because of the fluctuation resulting from these and other variables, our future quarterly operational results may fall short of the expectations of both public market analysts and investors.

Our Officer and Director lacks experience in the reporting and disclosure obligations of publicly-traded companies.

Our officer and director, Mr. H’sien Loong Wong, do not have sufficient knowledge of U.S. GAAP and SEC rules and regulations. The lack of reporting and disclosure experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officer’s and directors’ ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

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We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Our limited operating history may make it difficult for us to accurately forecast our operating results and control our business expense which means we face a high risk of business failure which could result in the loss of your investment.

Our planned expense levels are, and will continue to be, based in part on our expectations, which are difficult to forecast accurately based on our stage of development and factors outside of our control. We may be unable to adjust spending in a timely manner to compensate for any unexpected developments. Further, business development expenses may increase significantly as we expand operations or make acquisitions. To the extent that any unexpected expenses precede, or are not rapidly followed by, a corresponding increase in revenue, our business, operating results, and financial condition may be materially and adversely affected which could result in the loss of your investment.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through a combination of organic growth and acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

●	Implementation or remediation of controls, procedures, and policies at the acquired company;

●	Diversion of management time and focus from operating our business to acquisition integration challenges;

●	Cultural challenges associated with integrating employees from the acquired company into our organization;

●	Retention of employees from the businesses we acquire;

●	Integration of the acquired company’s accounting, management information, human resource, and other administrative systems;

●	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;

●	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;

●	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and

●	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

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We may need to raise additional financing to support our operations and future acquisitions, but we cannot be sure that we will be able to obtain additional financing on terms favourable to us when needed. If we are unable to obtain additional financing to meet our needs, our operations may be adversely affected or terminated.

We have limited financial resources. There can be no assurance that we will be able to obtain financing to fund our operations in light of factors beyond our control such as the market demand for our securities, the state of financial markets, generally, and other relevant factors. Any sale of our Common Stock in the future may result in dilution to existing stockholders. Furthermore, there is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any future indebtedness or that we will not default on our future debts, which would thereby jeopardize our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs, which might result in the loss of some or all of your investment in our Common Stock. Even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurance that the revenue will be sufficient to enable us to develop our business to a level where it will generate profits and cash flows from operations or provide a return on investment. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, the newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders and the trading price of our Common Stock could be adversely affected. Further, if we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations. If we are unable to continue as a going concern, you may lose your entire investment.

Risk on Holding Foreign Companies Accountable Act (HFCAA)

Our auditor is located in Malaysia. Holding Foreign Companies Accountable Act (“HFCAA”) introduces additional compliance requirements for foreign companies listed on U.S. exchanges, including specific mandates regarding the oversight of auditors by the Public Company Accounting Oversight Board (PCAOB), investors should be cognizant of the potential limitations the PCAOB may face in inspecting or overseeing our auditor based in Malaysia. This geographical distinction may impact the Company compliance with regulatory requirements and adherence to financial reporting standards. Furthermore, investors should recognize that non-compliance with the HFCAA and related regulations could lead to potential risks of delisting from U.S. exchanges.

These risks could result in a material change in our operations and/or the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;

●	changes in the rate of inflation, interest rates and the performance of investments held by us;

●	changes in the creditworthiness of counterparties that transact business with;

●	changes in business, economic, and political conditions, including war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;

●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;

●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;

●	changes in credit markets impacting our ability to obtain financing for our business operations; or

●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

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We expect our revenues to be paid in non-U.S. currencies, and if currency exchange rates become unfavorable, we may lose some of the economic value of the revenues in U.S. dollar terms.

Our operations are conducted in Malaysia, and our operating currency is the Ringgit Malaysia (RM). Since we conduct business in currencies other than U.S. dollars but report our financial results in U.S. dollars, we face exposure to fluctuations in currency exchange rates. For instance, if currency exchange rates were to change unfavourably, the U.S. dollar equivalent of our operating income recorded in foreign currencies would be diminished.

We anticipate increased exposure to exchange rate fluctuations as we expand the breadth and depth of our international sales.

In our financial statements, we translate our local currency financial results into U.S. dollars based on average exchange rates prevailing during a reporting period or the exchange rate at the end of that period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations.

If our Director leave the company prior to securing suitable replacements, we will be left without management and our business operations might need to be suspended or cease entirely all together.

We depend on the services of our Director, H’sien Loong Wong, who are responsible for making corporate decisions which have significant impact on our operations. The loss of the services of our Chief Executive Officer and Director could have an adverse effect on our business, financial condition and results of operations. There is no assurance that they will not leave the company or compete against us in the future, as we presently have no employment agreement with them. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our Chief Executive Officer and Director could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

Risks Related to our Common Stock

We can provide no assurances as to our future financial performance or the investment result of a purchase of our Common Stock.

Any projected results of operations involve significant risks and uncertainty and should be considered speculative and depend on various assumptions which may not be correct. The future performance of our Company and the return on our common stock depends on a complex series of events that are beyond our control and that may or may not occur. Actual results for any period may or may not approximate any assumptions that are made and may differ significantly from such assumptions. We can provide no assurance or prediction as to our future profitability or to the ultimate success of an investment in our Common Stock.

Because there is no established public trading market for our common stock, you may experience difficulties in reselling your stock.

We cannot assure you that there will be an established market in the future for our common stock. The trading of securities on OTC Pink is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price of our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

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The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

●	changes in general economic or business conditions, both domestically and internationally;

●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

●	the number of securities analysts covering us;

●	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

●	changes in market valuations or earnings of companies that investors deemed comparable to us;

●	the average daily trading volume of our common stock;

●	future issuances of our common stock or other securities;

●	additions or departures of key personnel;

●	perceptions in the marketplace regarding our competitors and/or us;

●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and

●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

We will be subject to the “penny stock” rules which will adversely affect the liquidity of our common stock.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile, and you may not be able to buy or sell the stock when you want to. These rules also limit the ability of broker-dealers to solicit purchases of our Common Stock and therefore reduce the liquidity of the public market for our shares should one develop.

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The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;

●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

It is not likely that we will pay dividends on the Common Stock or any other class of stock.

We intend to retain any future earnings for the operation and expansion of our business. We do not anticipate paying cash dividends on our Common Stock, or any other class of stock, in the foreseeable future. Stockholders should look solely to appreciation in the market price of our common shares to obtain a return on investment.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

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PROPERTIES

Our principal executive office located at Lot 8D, Jalan Teknologi 3/6, Kawasan Perindustrian Nouvelle, Taman Sains Selangor, 1, Pju 5 Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia. We rent the office space from third party with a monthly rental of approximately MYR37,710 (approximately $8,104). We believe this location is adequate for our current operations and needs.

Our current physical office space we rent with details as below.

Location	Tenant	Tenancy Period	Monthly Payment	Use

Lot 8D, Jalan Teknologi 3/6, Kawasan Perindustrian Nouvelle, Taman Sains Selangor, 1, Pju 5 Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia.	Meluha Therapeutics Berhad	September 15, 2023 to June 30, 2026	MYR37,710 (approximately $8,104)	For company business use

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of March 28, 2025, Synergy Empire Limited (the “Company”) has 1,525,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report. Upon our acquisition of Meluha Therapeutics Berhad, 10,000,000 shares of our series A preferred stock, which each series A preferred stock has the same voting right as each common stock, are issued and outstanding.

The following table sets forth, as of March 28, 2025, certain information with regard to the record and beneficial ownership of the Company’s common stock and preferred stock by (i) each person known to the Company to be the record or beneficial owner of more than 5% of the Company’s common stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all executive officers and directors of the Company as a group:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Shares of Preferred Stock Beneficially Owned	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Director
H’sien Loong Wong, Director, President, Secretary and Treasurer	450,000	29.51%	-	-	3.9%
5% or greater shareholders (excluding officers and directors)
Michael Tan	250,000	16.39%	-	-	2.17%
Andy Choe	250,000	16.39%	-	-	2.17%
Chong Chee Tung	80,000	5.25%	-	-	0.69%
Ramesh A/L Saravanamuthu	-	-	3,359,438	33.59%	29.15%
Abdul Jalil bin Jidon	-	-	3,188,437	31.88%	27.67%

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

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DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the officers and directors of the Synergy Empire Limited (the “Company”), who will continue to serve as officers and directors of the Company are provided below:

NAME	AGE	POSITION
H’sien Loong Wong	50	Director, President, Secretary and Treasurer

H’sien Loong Wong – Director, President, Secretary and Treasurer

Mr. H’sien Loong Wong (“Mr. Wong”) was appointed as our Director, President, Secretary and Treasurer on October 31, 2023. Mr. Wong received his BA (Hons) in Communications from Simon Fraser University, British Columbia and his MSc in Real Estate from the National University of Singapore.

Mr. Wong started his career in investor relations in technology, biotechnology, mining and oil and gas. Since July 2015, Mr. Wong has served as Associate Director of Propnex, Singapore’s largest listed real estate agency. From April 2017 until December 2018, Mr. Wong served as the Chief Executive Officer and Chief Financial Officer of FingerMotion, Inc, a Nasdaq-listed mobile data specialist company (“FNGR”). From December 2012 until September 2017, Mr. Wong also served as Senior Manager of Business Development as well as its director of property at Big Box Singapore Pte Ltd, which owned a commercial property valued at $600 million. From July 2007 until September 2009, he was Chief Executive Officer of Nexgen Petroleum Corp, an oil and gas drilling company in Tennessee. Mr. Wong currently serves as a director of FNGR.

Mr. Wong’s experience in the industry and corporate management, has led the Board of directors to reach the conclusion that he should serve as a director, president, secretary and treasurer of the Company.

Involvement in Certain Legal Proceedings

No executive officer or director is a party in a legal proceeding adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

No executive officer or director has been involved in the last ten years in any of the following:

●	Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
●	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;
●	Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or
●	Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our principal executive officer, and principal financial officer who served for the year ended March 31, 2024 and 2023, for services rendered in all capacities to us.

Summary Compensation Table
Name and principal position (a)		Year ended March 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Ramesh A/L Saravanamuthu,		2024	-	-	-	-	-	-	-	-
Chief Executive Officer, Director[1]		2023	-	-	-	-	-	-	-	-
Abdul Jalil bin Jidon,		2024	-	-	-	-	-	-	-	-
Director[2]		2023	-	-	-	-	-	-	-	-
Kuhan A/L Jeganathan,		2024	-	-	-	-	-	-	-	-
Director[3]		2023	-	-	-	-	-	-	-	-
Khor Jiak Woen,		2024	-	-	-	-	-	-	-	-
Director[4]		2023	-	-	-	-	-	-	-	-
Noor Arlisma binti Zainul Ariff,		2024	-	-	-	-	-	-	-	-
Director[5]		2023	-	-	-	-	-	-	-	-
H’sien Loong Wong,		2024	-	-	-	-	-	-	-	-
Director, President, Secretary and Treasurer[6]		2023	-	-	-	-	-	-	-	-
Law Jia Ming, Chief Executive Officer,		2024	-	-	-	-	-	-	-	-
Chief Financial Officer[7]		2023	-	-	-	-	-	-	-	-
Leong Will Liam,		2024	-	-	-	-	-	-	-	-
Director[8]	`	2023	-	-	-	-	-	-	-	-

[1]	Being Chief Executive Officer and Director of Meluha Therapeutics Berhad
[2]	Being Director of Meluha Therapeutics Berhad
[3]	Being Director of Meluha Therapeutics Berhad
[4]	Being Director of Meluha Therapeutics Berhad, resigned on April 20, 2024
[5]	Being Director of Meluha Therapeutics Berhad, resigned on July 18, 2023
[6]	Being Director, President, Secretary and Treasurer of Synergy Empire Limited, appointed on October 31, 2023
[7]	Being Chief Executive Officer and Chief Financial Officer of Synergy Empire Limited, resigned on October 31, 2023
[8]	Being Director of Synergy Empire Limited, resigned on October 31, 2023

Narrative Disclosure to Summary Compensation Table

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock-based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

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Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the years ended March 31, 2024 and 2023, Meluha Therapeutics Berhad (the “Company”) have related party transactions as set forth below:

Name of Related Parties	Relationship with the Company
Ramesh A/L Saravanamuthu	Chief Executive Officer, Director of the Company
Armada Upaya Sdn. Bhd.	Our CEO, Mr. Ramesh A/L Saravanamuthu is the director of this company

The Company leases one office space with fee from Armada Upaya Sdn. Bhd. with the following address:

	Property Address	Leasing Period	Monthly Leasing Fee
1.	Lot 8D, Jalan Teknologi 3/6, Kawasan Perindustrian Nouvelle, Taman Sains Selangor, 1, Pju 5 Kota Damansara, 47810 Petaling Jaya, Selangor, Malaysia.	September 15, 2023 to June 30, 2026	$8,104

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Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Director will continue to approve any related party transaction.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations. We may become involved in material legal proceedings in the future.

MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Synergy Empire Limited (the “Company”) sole class of common equity is currently quoted under OTC Markets under symbol SHMY since April 6, 2021. The Company believes that we do not have an established public trading market and we cannot assure you that there will be any liquidity for our common stock in the future and such quotation reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year 2024	High Bid	Low Bid
First Quarter	$3.30	$3.00
Second Quarter	$3.50	$3.00
Third Quarter	$3.59	$3.59
Fourth Quarter	$3.59	$3.50

Fiscal Year 2023	High Bid	Low Bid
First Quarter	$3.59	$3.59
Second Quarter	$3.59	$3.59
Third Quarter	$3.59	$3.59
Fourth Quarter	$3.59	$3.00

Dividend

No cash dividends were paid on our shares of common stock during the fiscal year ended March 31, 2024 and 2023. We have not paid any cash dividends since our inception on October 17, 2018 and we currently have no plans to pay such dividends. Our board of directors currently intends to retain all earnings for use in the business for the foreseeable future.

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Share Holders

As of April 3, 2025, the Company had 1,525,000 shares of our Common Stock par value, $0.0001 issued and outstanding which owned by 54 shareholders.

Transfer Agent and Registrar

The Company has appointed Transfer Online, Inc. as transfer agent, with an address at 512 SE Salmon St., Portland, OR 97214, United States and can be reached at +1 (503) 227-2950.

Equity Compensation Plan Information

Currently, there is no equity compensation plan in place.

RECENT SALES OF UNREGISTERED EQUITY SECURITIES

Currently, there is no recent sales of unregistered equity securities, except the disclosure made under Item 2.01 which is incorporated herein by reference.

Purchases of Equity Securities by the Registrant and Affiliated Purchasers

We have not repurchased any shares of our common stock during the fiscal year ended March 31, 2024.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 50,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing, we have 1,525,000 shares of Common Stock and 10,000,000 shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable rateably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

The holders of outstanding shares of Preferred Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Preferred Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Preferred Stock is entitled for conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable rateably among the holders of the Preferred Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

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Penny Stock Regulations

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the investors’ ability to buy and sell our stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 3.02 Unregistered Sale of Equity Securities

The disclosure provided under Item 2.01 above is hereby incorporated herein by reference.

Item 5.01 Change in Control of Registrant

The disclosure provided under Item 2.01 above is hereby incorporated herein by reference.

In connection with the transaction, the Company issued shares of Preferred Stock possessing the voting power of 10,000,000 shares of Common Stock. Prior to the transaction, the Company had 1,525,000 shares of Common Stock issued and outstanding. As such, following the transaction, the new shareholders collectively possess 86.8% of the Company’s voting power.

Following the completion of the transaction, (a) Ramesh A/L Saravanamuthu (beneficial owner of 3,359,438 shares of Preferred Stock) possesses 29.1% of the voting power of the Company and (b) Abdul Jalil bin Jidon (beneficial owner of 3,188,437 shares of Preferred Stock) possesses 27.7% of the voting power of the Company. As such these two shareholders will be able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company. With the exception of these two individuals, no other shareholder of the Company possesses in excess of 10% of the voting power of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements of required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c) N/A

(d) Exhibits.

The following Exhibits are furnished herewith:

Exhibit Number	Description
10.1	Acquisition and Stock Purchase Agreement among Synergy Empire Limited, Meluha Therapeutics Berhad, and the security holders of Meluha Therapeutics Berhad, dated July 29, 2024
10.2	Acquisition and Stock Purchase Agreement among Synergy Empire Limited, Meluha Therapeutics Berhad, and Tommy Wang, dated July 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Synergy Empire Limited
(Name of Registrant)

Date: April 3, 2025	By:	/s/ H’sien Loong Wong
H’sien Loong Wong
	Title:	President, Secretary, Treasurer and Director

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